ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), effective as of September 27, 2012, is made by and between MATTEO SACCO, an individual, (the “Seller”) and MOVIE TRAILER GALAXY, INC., a Nevada corporation (the “Purchaser” or the “Company”):

W I T N E S S E T H:

WHEREAS, the Seller holds as assets various natural resources claims and properties in Nova Soctia that Seller obtained from the Novia Scotia Department of National Resources on September 24, 2012 as more fully described on Exhibit A to this Agreement (the “Assets”); and

WHEREAS, the Seller desires to sell and transfer all rights, title and claims to the Assets to the Purchaser and the Purchaser desires to acquire such Assets, as is from the Seller;

NOW, THEREFORE, subject to the terms and conditions hereof, the parties agree as follows:

SECTION 1

SALE AND PURCHASE OF ASSETS

1.1

Assets Sold, Transferred and Acquired.  Subject to the terms and conditions set forth in this Agreement, the Seller does hereby agree to sell, transfer, and deliver to the Purchaser, and the Purchaser does hereby agree to purchase, acquire, and accept from the Seller, on the closing date (“Closing Date”) all rights, title and interest of Seller in and to the Assets set forth on Exhibit A, whether tangible or intangible, real or personal of the Seller used in connection with the Assets including, without limitation, the following:

(a)

Files.  All files, due diligence, information of any type that was used in connection with the Assets and that are in the possession of the Seller, including documents relating to the sale, geology, reports, opinions, impairment or any other disclosure that in anyway covers the Assets or any component of the Assets, including all notes, deeds of trusts recorded or unrecorded interest in the underlying real property.

(b)

Documents.  All recorded and unrecorded documents that pertain to the Assets, including deeds of trusts, licenses, easements, claims, promissory notes or such other documents that pertain to the ownership of real property;

(c)

Permits.  All permits, licenses and other governmental approvals necessary to hold, transfer or conduct business with the Assets, to the extent transferable (the “Permits”);

(d)

Claims.  All claims, causes of action, choses in action, rights of recovery and rights of set-off including, without limitation, any liens, security interests or other rights to payment or to enforce payment in connection with the Assets which occurred prior to the Closing Date (the “Claims”); and

1.2

Consideration.  The Purchaser agrees to pay the Seller the sum of five hundred thirty three thousand four hundred eighty seven (533,487) pre-split shares of restricted common shares (the “Purchase Price”) as consideration for the sale, transfer and delivery to the Purchaser of the Assets, payable at the Closing Date.  Additionally, various shareholders of Purchaser will sell to Sellers consultants by way of a separate agreement thirteen thousand three hundred ninety three (13,393) freely tradable pre-split shares.

1.4

No Assumption of Liabilities.  The Purchaser will not assume, nor has the Purchaser agreed to pay for, any liability, claim or other obligation of the Seller, as such claim or obligation relates to the Assets, whether now existing or arising in the future, whether accrued, contingent or otherwise, including, without limitation, the payment of rent, utilities, wages (and other employee benefits), taxes and any other liabilities of the Seller accrued through the Closing, and the Seller shall remain responsible for, and shall pay or provide for, all such liabilities, claims and other obligations of the Seller or claims or obligations that relate to the Assets.

SECTION 2

REPRESENTATIONS AND WARRANTIES OF THE SELLER

In order to induce the Purchaser to enter into this Agreement the Seller represents and warrants to, and covenants with, the Purchaser as set forth below:

2.1

Power.  The Seller is a resident of Hamilton, Ontario, Canada, is under no legal disability and has the power and authority to execute and deliver, and to perform its obligations under, this Agreement and any agreements to be executed in connection with this Agreement on the Closing Date.

2.2

Binding Obligation.  This Agreement has been, and any agreements to be executed in connection with this Agreement on the Closing Date will have been, duly executed by and on behalf of the Seller and constitutes, or will constitute when executed, valid and binding obligations of the Seller in accordance with their terms, which obligations are enforceable in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws.

2.3

No Conflicts.  The execution, delivery, and performance of this Agreement, and any agreements to be executed in connection with this Agreement on the Closing Date, by the Seller do not and will not violate, conflict with, or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any statute, law or regulation of any jurisdiction as it relates to the Seller, or any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body against or binding upon the Seller, or any agreement, contract or obligation binding upon the Seller, or as to which any of their assets may be subject.

2.4

Litigation and Other Proceedings.  There is no pending or threatened action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitration or investigation pending or, to the knowledge of Seller, threatened or anticipated, against, relating to or affecting the Assets or the transactions contemplated by this Agreement.  Seller is not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency and there are no unsatisfied judgments against Seller or the Assets.

2.5

Title.  The Seller has, or will have on the Closing Date, good and marketable title to each item of the Assets free and clear of all liens, mortgages, claims, charges, security interests, encumbrances or other restrictions or limitations of any nature whatsoever.

2.6

Notice of Violations.  The Seller has received no notice from any governmental agency having jurisdiction, or from any of its insurers, that any of the Assets being sold is in violation of any law, rule or regulation, including, without limitation, any law, rule or regulation pertaining to the environment, local law or ordinance.  To Seller’s knowledge, no item of the Assets being sold is in violation of any law, rule or regulation, including without limitation, any law, rule or regulation pertaining to the environment.  All permits, licenses and other governmental approvals necessary to the operation of Seller’s business have been obtained and are in full force and effect.

2.8

Contracts.  Copies of all material contracts and underlying documents in the possession of Seller including but not limited to, promissory notes, deeds of Trusts and such other recorded and unrecorded documents that pertain to the Assets (“Contracts”) , including all available amendments and supplements thereto, have been or will be made available to Purchaser prior to the Closing Date.

2.9

Insurance.  Exhibit C attached hereto contains a complete and accurate list of all policies or binders of fire, liability, title, worker’s compensation and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by Seller on the Assets.

2.10

Receipt of Shares by Seller.  Seller is an “accredited investor” as defined by Rule 501 under the Securities Act of 1933, as amended (the “Act”) or “a qualified institutional buyer” as defined in Rule 144A(a) of the Act and Seller is capable of evaluating the merits and risks of Purchaser’s investment in the Securities and has the ability and capacity to protect Seller’s interests.  Seller is not required to register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.10(a)  Seller understands that the Securities have not been registered.  Seller understands that the Securities will not be registered under the Act on the grounds that the issuance thereof is exempt under Section 4(2) of the Act as a transaction by an issuer not involving any public offering and that, in the view of the United States Securities and Exchange Commission (the “SEC” or “Commission”), the statutory basis for the exception claimed would not be present if any of the representations and warranties of Seller contained in this Agreement are untrue.

2.10(b)  Seller is purchasing the Securities for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing of the Securities in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws; and that an investment in the Securities is not a liquid investment.

2.10(c)  Seller acknowledges that Seller has had the opportunity to ask questions of, and receive answers from, the Company or any authorized person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Seller.  In connection therewith, Seller acknowledges that Seller has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized person acting on its behalf.  Seller has had opportunity to review the Company’s filings with the SEC, including the Form 10-K for the year ended August 31, 2011, and the Form 10-Q for the quarters ended November 30, 2011, February 29, 2012, May 31, 2012 and the post-effective amendment filed on September 4, 2012 (collectively, the “Disclosure Package or SEC Reports”), and has received all the information, both written and oral, that Seller has requested from the Company.  Without limiting the generality of the foregoing, Seller has been furnished with or has had the opportunity to acquire and review: (i) copies of all of the Company’s publicly available documents on the EDGAR system maintained by the SEC at http://www.sec.gov/edgar/searchedgar/webusers.htm and the Disclosure Package, and (ii) all information, both written and oral, that Seller desires with respect to the Company’s business, management, financial affairs and prospects.  In determining whether to make this investment, Seller has relied solely on (i) Seller’s own knowledge and understanding of the Company and its business based upon Seller’s own due diligence investigations and the information furnished pursuant to this paragraph.  Seller understands that no person has been authorized to give any information or to make any representations which were not contained in the Disclosure Package and Seller has not relied on any other representations or information.

2.10(d)  Seller has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform Seller’s obligations under the terms of this Agreement.  This Agreement constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principles of equity, whether such enforcement is considered in a proceeding in equity or law.

2.10(e)  Seller has carefully considered and has discussed with the Seller’s legal, tax, accounting and financial advisors, to the extent Seller has deemed necessary and the suitability of this investment and the transactions contemplated by this Agreement for the Seller’s particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Agreement are a suitable investment for the Seller.  Seller has relied solely on such advisors and not on any statements or representations of the Company or any of its agents.  Seller understands that Seller (and not the Company) shall be responsible for Seller’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

2.10(f)  This Agreement and these representations and warranties do not contain any untrue statement of a material fact or omit any material fact concerning Seller.

2.10(g)  Seller acknowledges that an investment in the Securities is speculative and involves a high degree of risk and that Seller can bear the economic risk of the purchase of the Securities, including a total loss of his/her/its investment.

2.10(h)  Seller is aware that the Shares are “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Act.  Seller understands that the Shares shall bear the following legend or one substantially similar thereto, which Seller has read and understands:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

2.10(i)  Because of the legal restrictions imposed on resale, Seller understands that the Company shall have the right to note stop-transfer instructions in its stock transfer records, and Seller has been informed of the Company’s intention to do so.  Any sales, transfers, or other dispositions of the Shares by Seller, if any, will be made in compliance with the Act and all applicable rules and regulations promulgated thereunder.

2.10(j)  Seller acknowledges that Seller has such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect thereto.

2.10(k)  Seller represents that: (i) Seller is able to bear the economic risks of an investment in the Securities and to afford a complete loss of the investment, and (ii) (A) Seller could be reasonably assumed to have the ability and capacity to protect its interests in connection with this purchase; or (B) Seller has a pre-existing personal or business relationship with either the Company or any affiliate thereof of such duration and nature as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or such affiliate and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects of this Agreement.

2.10(l)  Seller has not been furnished with any oral representation or oral information in connection with the offering of the Securities that is not contained in, or is in any way contrary to or inconsistent with, statements made in the Disclosure Package and this Agreement.

2.10(m)  No representations or warranties have been made to Seller by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Securities that Seller is not relying upon any representations other than those contained in the Disclosure Package or in this Agreement.

2.10(n)  Seller represents that: (i) it is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization or where Seller resides and has all requisite power and authority to execute and deliver this Agreement and purchase the Securities as provided herein; (ii) its purchase of the Securities will not result in any violation of, or conflict with, any term or provision of the charter, by-laws or other organizational documents of Seller or any other instrument or agreement to which Seller is a party or is subject; (iii) the execution and delivery of this Agreement and Seller’s purchase of the Securities has been duly authorized by all necessary action on behalf of the Seller; and (iv) all of the documents relating to the Seller’s subscription to the Securities have been duly executed and delivered on behalf of Seller and constitute a legal, valid and binding agreement of the Seller.

2.10(o)  Seller acknowledges that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

2.10(p)  Seller represents and warrants that the foregoing representations and warranties are true and correct as of the date hereof and, unless Seller otherwise notifies the Company prior to the applicable closing, shall be true and correct as of the date of closing.

2.10(q)  The foregoing representations and warranties shall survive the closing.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

In order to induce the Seller to enter into this Agreement, the Purchaser represents and warrants to, and covenants with, the Seller as set forth below:

3.1

Organization.  The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement and any agreements to be executed in connection with this Agreement on the Closing Date.

3.2

Authority.  The execution, delivery, and performance of this Agreement have been, and any agreements to be executed in connection with this Agreement on the Closing Date will have been, duly and validly authorized and approved by the Board of Directors of the Purchaser, and no further corporate action is required to authorize the execution, delivery, or performance of this Agreement, and any agreements to be executed in connection with this Agreement on the Closing Date, by such corporation.

3.3

Binding Obligation.  This Agreement has been, and any agreements to be executed in connection with this Agreement on the Closing Date will have been, duly executed by and on behalf of the Purchaser and constitutes, or will constitute when executed, the valid and binding obligation of such corporation, which obligations are enforceable in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws.

3.4

No Conflicts.  The execution, delivery, and performance of this Agreement, and any agreements to be executed in connection with this Agreement on the Closing Date, by the Purchaser, do not and will not violate, conflict with, or result in a breach of, or constitute a default under, any of the terms, conditions, or provisions of the Articles of Incorporation or Bylaws of such corporation, any statute, law, or regulation of any jurisdiction as it relates to such corporation, or any judgment, order, injunction, decree, or award of any court, arbitrator, administrative agency, or governmental or regulatory body against or binding upon such corporation.

3.5

Litigation and Other Proceedings.  There are no claims, actions, suits or proceedings pending before any court or governmental authority or any investigations pending, or claims, actions, suits, proceedings or investigations threatened, which question or challenge the validity of this Agreement, and any agreements to be executed in connection with this Agreement on the Closing Date, or any action taken or to be taken by each such corporation in connection with the transactions contemplated hereby.  Purchaser is not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency and there are no unsatisfied judgments against Purchaser, its business and operations.

3.6

No Consent.  No consent of any other party and no consent, license, approval or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority is required in connection with the execution, delivery or performance of this Agreement with respect to the Purchaser, or the consummation by the Purchaser of the transactions contemplated hereby.

SECTION 4

THE CLOSING

4.1

The Closing Date and Place.  The delivery of the bill of sale, assignments, authorizations and other instruments of transfer for the Assets by the Seller, and the delivery of the consideration by the Purchaser (the “Closing”) shall take place at the law offices of Rowland W. Day II, on or about 5:00 p.m. Pacific Standard Time on or about September 27, 2012 (the “Closing Date”).

4.2

Actions and Deliveries by the Seller at the Closing.  At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser, against delivery of the items specified in Section 4.3:

(a)

A general bill of sale, in the form of Exhibit D attached hereto and incorporated herein by reference, conveying, assigning, transferring and selling the Assets to the Purchaser, together with the relevant documents of title thereto, if any;

(b)

All available files of the Assets;

(c)

Documents of the Assets;

4.3

Actions and Deliveries by the Purchaser at the Closing.  Within 10 days of the Closing, the Purchaser shall deliver or cause to be delivered to the Seller:

(a)

A restricted common stock certificate in the amount of 533,487 pre-split shares in the name of Seller;

(b)

A Board of Directors resolution from the Purchaser that appoints Matteo Sacco as a Director, President, Secretary and Treasurer of Purchaser.

(c)

A common stock certificate(s) without legend in the amount of 13,393 per-split shares, as instructed by Seller.

SECTION 5

CONDITIONS TO CLOSING

5.1

Conditions Precedent of the Purchaser.  The obligations of the Purchaser under this Agreement to be performed on the Closing Date shall be subject to the conditions that, on or before the Closing Date:

(a)

Representations and Warranties True at Closing.  Each of the representations and warranties of the Seller contained in this Agreement or any certificate or document delivered pursuant to the provisions of this Agreement shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made at and as of such date;

(b)

Compliance with Agreement.  The Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by such parties prior to or at the Closing Date.

5.2

Conditions Precedent of the Seller.  The obligations of the Seller under this Agreement to be performed on the Closing Date shall be subject to the following conditions as of the Closing Date:

(a)

Representations and Warranties True at Closing.  Each of the representations and warranties of the Purchaser contained in this Agreement or any certificate or document delivered pursuant to the provisions of this Agreement shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made at and as of such date; and

(b)

Compliance with Agreement.  The Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by such parties prior to or at the Closing Date.

(c)

Forward Split.  The Purchaser filed a Certificate of Change with the Nevada Secretary of State on September 17, 2012 that increased the outstanding common shares by 560 to 1 and increased the authorized to 280,000,000,000 common shares.  FINRA has not yet notified the Purchaser regarding the forward split and all shares that are listed on the OTC Markets and at the Transfer Agent are currently pre-split shares.

(d)

Purchaser’s Capitalization.  Purchaser has or will file, within five (5) days after the Closing Date, an Information Statement on Form 14C with the Securities and Exchange Commission that (i) will change the name of the Purchaser to Brookfield Resources Inc.; and (ii) reduce the authorized common shares to 900,000,000 par value $0.0001.

(e)

Outstanding Shares.  At the Closing there will be 781,257 pre-split shares outstanding which upon review by FINRA, DTC and the State of Nevada will become 437,503,920 post-split outstanding shares.

SECTION 6

SELLER'S OBLIGATIONS AFTER CLOSING

6.1

Further Assurances.

(a)

Instruments.  The Seller, on and at any time after the Closing Date, will execute, acknowledge, and deliver any further assignments, conveyances, and other assurances, documents, and instruments of transfer reasonably requested by the Purchaser and will take any other action consistent with the terms of this Agreement that may be reasonably requested by the Purchaser for the purpose of selling, transferring, assigning, granting, conveying, delivering or confirming to the Purchaser any or all of the Assets as of the Closing Date.

(b)

Enforcement.  If reasonably requested by the Purchaser, the Seller, at the Purchaser’s sole cost and expense, further agrees to prosecute or otherwise enforce in their own name for the benefit of the Purchaser any claims, rights or benefits that are transferred to the Purchaser by this Agreement and that require prosecution or enforcement in the Seller's name.

SECTION 7

PURCHASER’S OBLIGATIONS AFTER CLOSING

7.1

Further Assurances.  The Purchaser, on and at any time after the Closing Date, will execute, acknowledge, and deliver any further assurances, documents, and instruments of transfer, assignment or assumption reasonably requested by the Seller and will take any other action consistent with the terms of this Agreement that may be reasonably requested by the Seller for the purpose of concluding the transactions contemplated by this Agreement.

7.2

Stock Issuance Restrictions.  For a period of 12 months after the Closing, Purchaser shall not complete or file with any state or agency either a forward or reverse stock split of its common stock or preferred.

SECTION 8

COSTS AND BROKER’S FEES

8.1

Costs Borne by Parties.  Except as otherwise provided herein, each of the Seller and the Purchaser shall pay its respective costs and expenses incurred in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

8.2

Broker’s Fees.  The Purchaser and the Seller each represent and warrant to the other that it or they did not deal directly or indirectly with or through any broker or finder in connection with the transactions contemplated by this Agreement.

SECTION 9

FORM OF AGREEMENT AND SEVERABILITY

9.1

Headings.  The subject headings of the Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

9.2

Entire Agreement.  This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, negotiations and understandings of the parties.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the party against whom enforcement is sought.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

9.3

Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.4

Severability.  If any terms or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity of the other terms and provisions hereof shall in no way be affected thereby.

SECTION 10

PARTIES

10.1

Other Parties.  Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement.

10.2

Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, and obligations hereunder shall be assigned by any of the parties hereto without prior written consent of each of the other parties hereto.

SECTION 11

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations, warranties, opinions, or other writings provided for in this Agreement and the covenants and agreements to be performed or complied with by the respective parties before or on or after the Closing Date shall be deemed to be continuing and shall survive the Closing for a period of one (1) year.

SECTION 12

NOTICES

All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, or (b) on the day of mailing, if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, and properly addressed as set forth below:

To the Seller:

Matteo Sacco

5045 Orbitor Drive

Building 10, Suite 200

Mississauga, Ontario, Canada LAW 4Y4

To the Purchaser:

Movie Trailer Galaxy, Inc.

11022 Aqua Vista Street, Suite 10

Studio City, CA 91062

With a Copy To:

Rowland W. Day II, Esq.

(not constituting notice)

1 Hampshire Court

Newport Beach, CA 92660

Any party may change its address for purposes of this Section by giving the other parties notice of the new address in the manner set forth above; provided, however, any notice of change of address shall not be effective until received.

SECTION 13

GOVERNING LAW

This Agreement, the rights and obligations hereunder, and the remedies available hereunder or at law or in equity, shall be governed by and construed in accordance with the laws of the State of Nevada.  By execution of this Agreement, the parties hereto agree and submit to personal jurisdiction in the State of Nevada for the purposes of any suit or proceeding brought to enforce or construe the terms and conditions of this Agreement and agree that venue for any such suit or proceeding shall be in Las Vegas, Nevada.

SECTION 14

ADVICE OF COUNSEL

Each party acknowledges and represents to the other that it has had or knowingly foregone the advice of counsel of its own choosing in connection with the negotiation and execution of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and effective as of the date first above written.

The “Seller”

MATTEO SACCO

By: _______________________

Name: _____________________

Its: ________________________

The “Purchaser"

MOVIE TRAILER GALAXY, INC.

By: _______________________

Name: _____________________

Its: ________________________

EXHIBIT D

BILL OF SALE

This Bill of Sale (this "Bill of Sale") made as of the 27th  day of September 2012  between Matteo Sacco, an individual residing at 7 Greti Drive, Hamilton, Ontario, Canada L9B-029 ( the "Transferor") and  Movie Trailer Galaxy, Inc. a Nevada  corporation (“Transferee”).

WITNESSETH

WHEREAS, pursuant to the terms and conditions of an Asset Purchase Agreement   dated September 28, 2012  by and between Transferor,  Transferee  (the "Agreement"), Transferor agreed to transfer  to Transferee  and  Transferee  agreed to purchase from Transferor those assets set forth on the attached Exhibit A.

WHEREAS, this Bill of Sale is intended to effect the transfer of the Assets  to Transferee pursuant to the terms of the Agreement;

NOW THEREFORE, in consideration of the mutual agreements of the parties contained in the Agreement, the parties agree as follows:

Section 1.

Definitions.  All capitalized terms that are defined in the Agreement and not in this Bill of Sale shall have the meanings given them in the Agreement.

Section 2.

Assignment.  Transferor does hereby  bargain, sell, transfer, assign, set over and deliver unto Transferee, its successors and assigns, all right, title and interest of Transferor in and to the  Assets set forth on Schedule A attached hereto or incorporated by reference to the Agreement.  TO HAVE AND TO HOLD the Assets hereby bargained, sold, transferred, assigned, set over, and delivered, or intended so to be, unto Transferee, and its successors and assigns, to and for their own use and behalf forever.

Section 3.  No liens or encumbrances.  The assets to be conveyed hereby are free and clear of any liens or encumbrances except as set forth on Schedule B attached hereto or incorporated by reference to Schedule B of the  Agreement.

Section 4.

Further Assurances.  Transferor covenants, from time to time on or after the date hereof, without further consideration and upon the reasonable request of Transferee to execute and deliver or cause to be executed and delivered, to Transferee such further instruments of conveyance, transfer and confirmation and  to take such other action as Transferee may reasonably request in order to more effectively convey and transfer the Assets which is the subject of this Bill of Sale to, and vest and confirm title in such Assets  in Transferee, and to enable Transferee to realize upon or otherwise enjoy the Assets to the extent heretofore enjoyed by Transferor.

IN WITNESS WHEREOF, Transferor and Transferee signed this Bill of Sale   under seal as of the day and year first above written.

TRANSFEROR:

TRANSFEREE:

Matteo Sacco

Movie Trailer Galaxy, Inc.

By:___________________________

By:_____________________